     As filed with the Securities and Exchange Commission on June 19, 2002

                                                    Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                                 VENTAS, INC.
            (Exact name of registrant as specified in its charter)

                               -----------------

                     Delaware                  61-1055020
                  (State or other           (I.R.S. Employer
                  jurisdiction of        Identification Number)
                 incorporation or
                   organization)

                               -----------------

                        4360 Brownsboro Road, Suite 115
                        Louisville, Kentucky 40207-1642
                                (502) 357-9000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

For Co-Registrants, please see "Table of Co-Registrants" on the following page.

                               -----------------

                            T. Richard Riney, Esq.
                                General Counsel
                                 Ventas, Inc.
                        4360 Brownsboro Road, Suite 115
                        Louisville, Kentucky 40207-1642
                                (502) 357-9000
             (Name, address, including zip code, telephone number,
                  including area code, of agent for service)

                               -----------------

                                   Copy to:
                           Maurice M. Lefkort, Esq.
                           Willkie Farr & Gallagher
                              787 Seventh Avenue
                           New York, New York 10019
                                (212) 728-8000

                               -----------------

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                               -----------------

   Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by the Registrants.

   If the only securities being registered on this form are being offered pursuant to distribution or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                                Proposed             Proposed
                                                          Amount to be          Maximum               Maximum         Amount of
                                                           Registered        Offering Price     Aggregate Offering   Registration
Title of Each Class of Securities to be Registered (1)      (1) (2)       Per Unit (1) (2) (3) Price (1) (2) (3) (4)     Fee
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities of Ventas, Inc. (5)....................
Debt Securities of Ventas Realty, Limited
 Partnership and Ventas Capital Corporation (6)........
Guarantees of Debt Securities of Ventas Realty,
 Limited Partnership and Ventas Capital Corporation by
 Ventas, Inc. (7)......................................
Guarantees of Debt Securities of Ventas Realty,
 Limited Partnership and Ventas Capital Corporation by
 Ventas LP Realty, L.L.C. (8)..........................
Preferred Stock, $1.00 par value per share, of Ventas,
 Inc. (9)..............................................
Depositary Shares representing Preferred Stock of
 Ventas, Inc. (10).....................................
Common Stock, $0.25 par value per share,
 of Ventas, Inc. (11)..................................
Warrants of Ventas, Inc. (12)..........................
---------------------------------------------------------------------------------------------------------------------------------
Total                                                    $750,000,000 (1)                        $750,000,000 (1)      $69,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate initial offering price of the securities issued from time to time under this Registration Statement exceed $750,000,000 or, if any debt securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $750,000,000, or, in each case, the equivalent thereof denominated in one or more foreign currencies or currency units or composite currencies. The aggregate amount of common stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. There are also being registered hereunder contracts that may be issued by the Registrants under which the counterparty may be required to purchase or sell the other securities registered hereunder. Such contracts would be issued together with securities registered hereunder. There are also being registered hereunder an indeterminate principal amount of each class of securities registered hereunder (the "underlying securities") as may be issuable, without separate consideration, (i) upon conversion, exercise or exchange of any other class of securities registered hereunder, to the extent such securities are by their terms convertible into or exercisable or exchangeable for the underlying securities, or (ii) pursuant to antidilution provisions of any other class of securities registered hereunder.

(2) Not specified for each class pursuant to General Instruction II.D. to Form S-3.

(3) The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(5) Subject to note (1) above, there is being registered hereunder an indeterminate amount of debt securities of Ventas, Inc. (which may be senior or subordinated) as may be sold from time to time.

(6) Subject to note (1) above, there is being registered hereunder an indeterminate amount of debt securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation (which may be senior or subordinated) as may be sold from time to time.

(7) No separate consideration will be received for the guarantees by Ventas, Inc. of debt securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation. The guarantees will include the right of the holders of guaranteed securities under the guarantees and certain back-up undertakings, as described in this Registration Statement.

(8) No separate consideration will be received for the guarantees by Ventas LP Realty, L.L.C. of debt securities of Ventas Realty, Limited Partnership and Ventas Capital Corporation. The guarantees will include the right of the holders of guaranteed securities under the guarantees and certain back-up undertakings, as described in this Registration Statement.

(9) Subject to note (1) above, there is being registered hereunder an indeterminate amount of preferred stock of Ventas, Inc. as may be sold from time to time.

(10) Subject to note (1) above, there is being registered hereunder an indeterminate amount of depositary shares representing preferred stock of Ventas, Inc. as may be sold from time to time.

(11) Subject to note (1) above, there is being registered hereunder an indeterminate amount of common stock of Ventas, Inc. as may be sold from time to time.

(12) Subject to note (1) above, there is being registered hereunder an indeterminate amount of warrants of Ventas, Inc. to acquire other classes of securities of Ventas, Inc. registered hereunder as may be sold from time to time.

================================================================================

                            TABLE OF CO-REGISTRANTS

                                                            IRS Employer
  Name                               State of Formation Identification Number
  ----                               ------------------ ---------------------
  Ventas Capital Corporation              Delaware           35-2168770

  Ventas LP Realty, L.L.C.                Delaware           52-2093507

  Ventas Realty, Limited Partnership      Delaware           61-1324573

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION
                              DATED JUNE 19, 2002

Prospectus

                                 $750,000,000

                                 Ventas, Inc.

             Debt Securities, Preferred Stock, Depositary Shares,
                           Common Stock and Warrants

                      Ventas Realty, Limited Partnership
                                      and
                          Ventas Capital Corporation

             Debt Securities Fully and Unconditionally Guaranteed
                 by Ventas, Inc. and Ventas LP Realty, L.L.C.

                               -----------------

   We may offer and sell, from time to time, in one or more offerings:

  .   debt securities

  .   preferred stock

  .   depositary shares

  .   common stock

  .   warrants

   These securities may be offered and sold separately, together or as units with other securities described in this prospectus. Our debt securities may be senior or subordinated.

   Ventas Realty, Limited Partnership and Ventas Capital Corporation may offer and sell, from time to time, in one or more offerings, debt securities which will be fully and unconditionally guaranteed by us and Ventas LP Realty, L.L.C. These debt securities and any such guarantees may be senior or subordinated. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus.

   The securities described in this prospectus may be issued in one or more series or issuances. The total offering price of these securities, in the aggregate, will not exceed $750,000,000.

   We will provide the specific terms of these securities and their offering prices in supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you decide to invest in any of these securities.

   See "Risk Factors" on page 3 for a discussion of matters that you should consider before investing in these securities.

   Our common stock is listed on the New York Stock Exchange under the symbol "VTR." The closing price of our common stock on the New York Stock Exchange was $13.24 per share on June 18, 2002. None of the other securities are currently publicly traded.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               -----------------

               The date of this prospectus is           , 2002.

                               Table of Contents

     Cautionary Statements...........................................    1
     Ventas and Ventas Realty........................................    2
     Ventas Capital..................................................    2
     Ventas LLC......................................................    3
     Risk Factors....................................................    3
     Use of Proceeds.................................................    3
     Ratio of Earnings to Fixed Charges and Preferred Stock Dividends    3
     Description of Debt Securities..................................    4
     Description of Common Stock.....................................   11
     Description of Preferred Stock..................................   11
     Description of Outstanding Capital Stock........................   15
     Description of Depositary Shares................................   16
     Description of Warrants.........................................   19
     Plan of Distribution............................................   20
     Validity of the Offered Securities..............................   22
     Experts.........................................................   22
     Where You Can Find More Information.............................   22
     Incorporation by Reference......................................   23

                             About This Prospectus

   This prospectus is part of a registration statement we, Ventas Realty, Ventas LLC and Ventas Capital filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one of more offerings up to a total dollar amount of $750,000,000 or the equivalent denominated in foreign currencies or units of foreign currencies.

   This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation by Reference."

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

   References in this prospectus to "we," "us," "our" or "Ventas" mean Ventas, Inc. References in this prospectus to "Ventas Realty" mean Ventas Realty, Limited Partnership. References in this prospectus to "Ventas LLC" mean Ventas LP Realty, L.L.C. References in this prospectus to "Ventas Capital" mean Ventas Capital Corporation.

                                      (i)

                             CAUTIONARY STATEMENTS

Forward-Looking Statements

   This prospectus includes forward-looking statements. All statements regarding our and our subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and you should recognize that actual results may differ from our expectations. We do not undertake any duty to update such forward-looking statements.

   Actual future results and trends for us may differ materially depending on a variety of factors discussed in this prospectus and elsewhere in our filings with the U.S. Securities and Exchange Commission (the "Commission"). Factors that may affect our plans or results include, without limitation:

  . the ability and willingness of Kindred Healthcare, Inc. and certain of its affiliates (collectively, "Kindred") to continue to meet and honor their obligations under certain contractual arrangements with us, including the lease agreements and various agreements (the "Spin Agreements") entered into by us and Kindred at the time of our spin-off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001;

  . the ability and willingness of Kindred to continue to meet and/or honor its obligation to indemnify and defend us for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off;

  . the ability of Kindred and our other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with us and their existing credit agreements;

  .   our success in implementing our business strategy;

  .   the nature and extent of future competition;

  . the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures;

  .   increases in our cost of borrowing;

  . the ability of our operators to deliver high quality care and to attract patients;

  .   the results of litigation affecting us;

  . changes in general economic conditions or economic conditions in the markets in which we may, from time to time, compete;

  . our ability to pay down, refinance, restructure, and extend our indebtedness as it becomes due;

  . the movement of interest rates and the resulting impact on the value of our interest rate swap agreements and our ability to satisfy our obligation to post cash collateral if required to do so under one of these interest rate swap agreements;

  . the ability and willingness of Atria, Inc. ("Atria") to continue to meet and honor its contractual arrangements with us and Ventas Realty entered into in connection with our spin-off of our assisted living facility and related assets and liabilities to Atria in August 1996;

  . our ability and willingness to maintain our qualification as a REIT due to economic, market, legal, tax or other considerations, including the risk that we may fail to qualify as a REIT due to our ownership of Kindred common stock;

  . the outcome of the audit being conducted by the Internal Revenue Service ("IRS") for our tax years ended December 31, 1997 and 1998;

  . the final determination of our taxable net income for the tax year ended December 31, 2001;

  . the ability and willingness of our tenants to renew their leases with us as the leases expire and our ability to relet our properties on the same or better terms if the leases are not renewed by the existing tenants; and

  . the value of our common stock in Kindred and the limitations on our ability to sell, transfer or otherwise dispose of our common stock in Kindred arising out of the securities laws and the registration rights agreement we entered into with Kindred and certain of the holders of common stock in Kindred.

   Many of these factors are beyond our control and the control of our management. For a discussion of these and other factors, see "Risk Factors" and our Annual Report on Form 10-K for the year ended December 31, 2001 and subsequent filings.

                           VENTAS AND VENTAS REALTY

   We are a healthcare real estate investment trust. Our business consists of owning and leasing healthcare facilities. As of March 31, 2002, our properties included 215 skilled nursing facilities, 44 hospitals and 8 personal care facilities in 36 states. For the year ended December 31, 2001, we generated approximately $204.6 million in revenue and $174.3 million in EBITDA. For the three months ended March 31, 2002 we generated approximately $46.7 million in revenue and $43.9 million in EBITDA. Our primary tenant, Kindred, is one of the largest providers of long-term healthcare services in the United States. Kindred operates all of our hospitals and 210 of our skilled nursing facilities pursuant to five multi-facility master lease agreements. All of the master leases are structured as "triple-net" leases, under which Kindred is responsible for insurance, taxes, utilities, maintenance and repairs related to our properties.

   We conduct substantially all of our business through two wholly-owned subsidiaries, Ventas Realty and Ventas Finance I, LLC. We and Ventas Realty owned 175 skilled nursing facilities, 44 hospitals and 8 personal care facilities as of March 31, 2002. We and Ventas Realty generated approximately $38.8 million in pro forma revenue and $38.8 million in pro forma EBITDA (as defined in our current credit facility and certain outstanding debt securities of Ventas Realty and Ventas Capital) for the three months ended March 31, 2002. The second subsidiary, Ventas Finance I, LLC, which was formed in connection with our commercial mortgage backed securitization transaction, owned 40 skilled nursing facilities as of March 31, 2002.

   We commenced operations in 1985 as a company engaged in the business of owning, operating and acquiring healthcare facilities. In May 1998, we effected a spin-off, pursuant to which we were separated into two publicly held corporations. We retained the ownership of substantially all of the real property and leased such real property to Kindred. Kindred was formed to operate the skilled nursing facilities, hospitals and other businesses.

   Our and Ventas Realty's principal executive offices are located at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642, and our telephone number is (502) 357-9000.

                                VENTAS CAPITAL

   Ventas Capital is a wholly owned subsidiary of Ventas Realty that was incorporated in Delaware for the purpose of serving as co-issuer with Ventas Realty of debt securities in order to facilitate the offering of such securities. Ventas Realty believes that certain prospective purchasers of the debt securities may be restricted in their ability to purchase debt securities of partnerships, such as Ventas Realty, unless such debt securities are jointly issued by a corporation. Ventas Capital will not have any substantial operations or assets and will not have any revenues. As a result, prospective purchasers of the debt securities of Ventas Realty and Ventas Capital should not expect Ventas Capital to participate in servicing the interest and principal obligations on those debt securities.

   The Ventas Capital's principal executive offices are located at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642, and its telephone number is (502) 357-9000.

                                  VENTAS LLC

   Ventas LLC is a limited liability company that is organized under the laws of Delaware. Ventas is the sole member of Ventas LLC. Ventas LLC owns a limited partnership interest in Ventas Realty and conducts no other business and owns no other assets.

   Ventas LLC's principal executive offices are located at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642, and its telephone number is
(502) 357-9000.

                                 RISK FACTORS

   Before you invest in our securities, you should carefully consider the risks involved. These risks include, but are not limited to:

  . the risks described in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference in this prospectus; and

  . any risks that may be described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

                                USE OF PROCEEDS

   Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our credit facility or other debt. Until the proceeds from a sale of securities by us, Ventas Realty and/or Ventas Capital are applied to their intended purposes, they may be invested in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

       RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

   Our ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated was as follows:

                                                        Period From     Year Ended
                                                       May 1, 1998 to  December 31,   Three Months
                                                        December 31,  -------------- Ended March 31,
                                                            1998      1999 2000 2001      2002
                                                       -------------- ---- ---- ---- ---------------
Ratio of earnings to fixed charges and preferred stock
  dividends (a).......................................      1.94      1.48 0.35 1.59      1.55

--------
(a) Earnings were insufficient to cover fixed charges by $62.2 million in 2000. Earnings in 2000 were reduced by $96.5 million for the United States Settlement.

   For this ratio, earnings consist of earnings (loss) before income taxes, minority interest and discontinued operations plus fixed charges excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

                        DESCRIPTION OF DEBT SECURITIES

   This section describes the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

   The debt securities sold under this prospectus may be issued by:

  .   us under one or more indentures between us and a trustee;

  . Ventas Realty and Ventas Capital under one or both of the indentures dated April 17, 2002 among us (as guarantor), Ventas Realty, Ventas Capital, Ventas LLC and U.S. Bank National Association, as trustee; or

  . Ventas Realty and Ventas Capital under one or more other indentures to be entered into among us (as guarantor), Ventas Realty, Ventas Capital and a trustee.

   We, Ventas Realty and Ventas Capital are collectively referred to in this section as the "issuers." The debt securities will be the direct obligation of the applicable issuer or issuers, may be secured or unsecured and may constitute senior or subordinated indebtedness. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indenture and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

   We have summarized selected provisions of the indentures below. The summary is not complete. We have also filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. You should read the indentures for provisions that may be important to you before you buy any debt securities. We will file any indentures and supplemental indentures with the SEC if we issue any debt securities.

General

   The issuers may issue debt securities that rank "senior" or "subordinated." The debt securities that we refer to as "senior" will be the direct obligations of the applicable issuer or issuers and will rank equally and ratably in right of payment with such issuers' other indebtedness that is not subordinated. The issuers may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with the other subordinated indebtedness. We refer to these as "senior subordinated" securities. We have filed with the registration statement of which this prospectus is part two separate forms of indenture, one for the senior securities and one for the subordinated securities.

   The issuers may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. The issuers need not issue all debt securities of one series at the same time. Unless the applicable issuer or issuers otherwise provide, they may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

   We anticipate that any indenture will provide that the applicable issuer or issuers may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities.

Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and the applicable issuer or issuers may appoint a successor trustee to act with respect to that series.

   The applicable prospectus supplement will describe the specific terms relating to the series of debt securities the applicable issuer or issuers will offer, including, where applicable, the following:

  . the title and series designation and whether they are senior securities or subordinated securities;

  .   the aggregate principal amount of the securities;

  . the percentage of the principal amount at which the applicable issuer or issuers will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  . if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  .   the stated maturity date;

  .   any fixed or variable interest rate or rates per annum;

  . the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  .   the date from which interest may accrue and any interest payment dates;

  .   any sinking fund requirements;

  . any provisions for redemption, including the redemption price and any remarketing arrangements;

  . whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  . the events of default and covenants of such securities, including the required conditions to our ability to merge or consolidate or sell substantially all of our assets, to the extent different from or in addition to those described in this prospectus;

  . whether the applicable issuer or issuers will issue the debt securities in certificated or book-entry form;

  . whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

  . whether the applicable issuer or issuers will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  . the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  . whether the applicable issuer or issuers will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether they will have the option to redeem the debt securities instead of making this payment;

  .   the subordination provisions, if any, relating to the debt securities;

  . if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

  . whether any of our subsidiaries will be bound by the terms of the indenture, in particular any restrictive covenants;

  .   the provisions relating to any security provided for the debt securities;
      and

  .   the provisions relating to any guarantee of the debt securities.

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   The issuers may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

   Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit the ability of the applicable issuer or issuers to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or an issuer or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

   Unless otherwise described in the applicable prospectus supplement, the applicable issuer or issuers will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

   Unless otherwise specified in the applicable prospectus supplement, the applicable issuer or issuers will pay the interest, principal and any premium at the corporate trust office of the trustee. At the option of the applicable issuer or issuers, however, the applicable issuer or issuers may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

   If the applicable issuer or issuers do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

  . to the person in whose name the debt security is registered at the close of business on a special record date the trustee or the applicable issuer or issuers will fix; or

  .   in any other lawful manner, all as the applicable indenture describes.

   You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, so long as the total principal amount is not changed. We call this an "exchange."

   You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as the agent of the issuers for registering debt securities in the names of holders and transferring debt securities. The issuers may change this appointment to another entity or perform it themselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

   You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Guarantees

   Unless otherwise described in the applicable prospectus supplement, the debt securities issued by Ventas Realty and Ventas Capital will be fully and unconditionally guaranteed by us, Ventas LLC and certain other future subsidiaries of ours. These guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of any guarantee will be set forth in the applicable prospectus supplement.

                                      6

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Merger, Consolidation or Sale of Assets

   Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless the following conditions are met:

  . If we merge out of existence or sell our assets, the other company must be an entity organized under the laws of a State or the District of Columbia or under federal law and must agree to be legally responsible for our obligations under the debt securities; and

  . Immediately after the merger, sale of assets or other transaction, the applicable issuer or issuers may not be in default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving the applicable issuer or issuers the default notice or the requirement that the default exist for a specific period of time were disregarded.

Certain Covenants

   Existence. Except as permitted as described above under "--Merger, Consolidation or Sale of Assets," we and certain of our subsidiaries will agree to do all things necessary to preserve and keep our corporate existence, rights and franchises; provided, however, that we may terminate the existence of any such subsidiary if we determine that it is in our best interests to do so.

   Provisions of Financial Information. Whether or not we remain required to do so under the Securities Exchange Act of 1934, as amended, to the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and an indenture trustee on or before the applicable SEC filing dates as if we were required to do so.

Events of Default and Related Matters

   Events of Default. The term "event of default" for any series of debt securities means any of the following:

  . The applicable issuer or issuers do not pay the principal or any premium on a debt security of that series;

  . The applicable issuer or issuers do not pay interest on a debt security of that series within 30 days after its due date;

  . The applicable issuer or issuers do not deposit any sinking fund payment for that series within 30 days after its due date;

  . The applicable issuer or issuers remain in breach of any other term of the applicable indenture (other than a term added to the indenture solely for the benefit of other series) for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of more than 25% in principal amount of debt securities of the affected series may send the notice;

  . The applicable issuer or issuers default under any of our other indebtedness in an aggregate principal amount exceeding $15,000,000 after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after the applicable issuer or issuers receive notice specifying the default and requiring that the applicable issuer or issuers discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the trustee or the holders of more than 25% in principal amount of debt securities of the affected series may send the notice;

  . We or one of our "significant subsidiaries," files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

  . Any other event of default described in the applicable prospectus supplement occurs.

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   The term "significant subsidiary" means each of our significant subsidiaries, if any, as defined in Regulation S-X under the Securities Act of 1933, as amended.

   Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

   The trustee will be required to give notice to the holders of debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

   Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

   Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  . you must give the trustee written notice that an event of default has occurred and remains uncured;

  . the holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

  . the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

  . the holders of at least a majority in principal amount of all outstanding securities of the relevant series must not have given the trustee a direction inconsistent within such request within such 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

   Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or otherwise specifying any default.

Modification of an Indenture

   There are three types of changes the issuers can make to the indentures and the debt securities:

   Changes Requiring Your Approval. First, there are changes the issuers cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

  . change the stated maturity of the principal or interest on a debt security (which does not include the making of mandatory offers to purchase the debt security);

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

  .   reduce any amounts due on a debt security;

  . reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

  .   change the currency of payment on a debt security;

  .   impair your right to sue for payment;

  . modify the subordination provisions, if any, in a manner that is adverse to you;

  . reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture;

  . reduce the percentage of holders of debt securities whose consent is needed to waive past defaults or change certain provisions of the indenture relating to waivers of default;

  . waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities (other than a default arising as a result of the acceleration of the debt security which has since been rescinded);

  . release any guarantor from any of its obligations under its guarantee or an indenture, except in accordance with the terms of such indenture; or

  .   modify any of the foregoing provisions.

   Changes Requiring a Majority Vote. The second type of change to an indenture and the debt securities issued under that indenture is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. The issuer or applicable issuers require the same vote to obtain a waiver of a past default. However, the issuers cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "--Changes Requiring Your Approval" unless they obtain your individual consent to the waiver.

   Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

   Further Details Concerning Voting. Debt securities are not considered outstanding, and holders of debt securities may not be able to vote, if the issuer or applicable issuers have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. The holders of debt securities are also not eligible to vote if the securities have been discharged or fully defeased as described immediately below under "--Discharge, Defeasance and Covenant Defeasance--Full Defeasance." For original issue discount securities, the issuer or applicable issuers will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Discharge, Defeasance and Covenant Defeasance

   Discharge. The issuers may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest thereon.

   Full Defeasance. The applicable issuer or issuers can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean such issuer or issuers can legally release themselves from any payment or other obligations on the debt securities if, among other things, they put in place the arrangements described below to repay you and deliver certain certificates and opinions to the trustee:

  . The applicable issuer or issuers must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money or U.S. government or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  . The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if such issuer or issuers did not make the deposit and just repaid the debt securities themselves. Under current federal income tax law, the deposit and the legal release of such issuer or issuers from the debt securities would be treated as though they took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to them; and

  . The applicable issuer or issuers must deliver to the trustee a legal opinion confirming the tax law change described above.

   If the applicable issuer or issuers did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to such issuer or issuers or any guarantor for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of the lenders of such issuer or issuers and other creditors if they ever became bankrupt or insolvent. You would also be released from any subordination provisions.

   Covenant Defeasance. Under current federal income tax law, the applicable issuer or issuers can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions.

   If such issuer or issuers accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

  . any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

  .   any subordination provisions; and

  . certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

   If such issuer or issuers accomplish covenant defeasance, you can still look to them for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, the bankruptcy of such issuer or issuers, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

   We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

  .   the indebtedness ranking senior to the debt securities being offered;

  . the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

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

  . the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

  . provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

   If so set forth in the applicable prospectus supplement, the applicable issuer or issuers may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. The issuers may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

                          DESCRIPTION OF COMMON STOCK

   We may issue, either separately or together with other securities, shares of our common stock. Under our Certificate of Incorporation, we are authorized to issue up to 180,000,000 shares of common stock. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant terms, including the number of shares offered, any initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities. See "Description of Outstanding Capital Stock" below.

                        DESCRIPTION OF PREFERRED STOCK

   This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of the preferred stock offered through that prospectus supplement as well as any general terms described in this section that will not apply to those shares of preferred stock.

   We have summarized certain selected terms of the preferred stock in this section. The summary is not complete. You should read our Certificate of Incorporation that is an exhibit to our annual report on Form 10-K and the certificate of designation relating to the applicable series of the preferred stock that we will file with the SEC for additional information before you buy any shares of preferred stock.

General

   Our board of directors will determine the designations, preferences, limitations and relative rights of each series of our authorized and unissued preferred stock. These may include:

  . the distinctive designation of each series and the number of shares that will constitute the series;

  .   the voting rights, if any, of shares of the series;

  . the dividend rate on the shares of the series, any restriction, limitation or condition upon the payment of the dividend, whether dividends will be cumulative, and the dates on which dividends are payable;

  . the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

  . the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

  . any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets; and

  . if the shares are convertible or exchangeable, the price or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted into or exchanged for other securities.

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   The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of shares of common stock will be subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that we may issue in the future.

   The preferred stock will have the rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

  .   the description of the shares of preferred stock;

  .   the number of shares of preferred stock offered;

  . the voting rights, if any, of the holders of the shares of preferred stock;

  .   the offering price of the shares of preferred stock;

  . the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

  . the date from which distributions on the shares of preferred stock shall accumulate;

  . the provisions for any auctioning or remarketing, if any, of the shares of preferred stock;

  .   the provision, if any, for redemption or a sinking fund;

  .   the liquidation preference per share;

  .   any listing of the shares of preferred stock on a securities exchange;

  . whether the shares of preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange rate or the manner of determining it;

  . whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under "Description of Depositary Shares;"

  .   a discussion of federal income tax considerations;

  . the relative ranking and preferences of the shares of preferred stock as to distribution and liquidation rights;

  . any limitations on issuance of any shares of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution and liquidation rights;

  . any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

  . any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock.

   As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Rank

   Unless our board of directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the shares of preferred stock will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all our shares of common stock.

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

Dividends

   Holders of shares of preferred stock of each series will be entitled to receive cash and/or share dividends at the rates and on the dates shown in the applicable prospectus supplement. Even though the preferred stock may specify a fixed rate of distribution, our board of directors must authorize and declare those dividends and they may be paid only out of assets legally available for payment. We will pay each dividend to holders of record as they appear on our share transfer books on the record dates fixed by our board of directors. In the case of shares of preferred stock represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom dividends are payable.

   Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative dividends will be cumulative from and after the date shown in the applicable prospectus supplement. If our board of directors fails to authorize a dividend on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a dividend in respect of the applicable dividend period, whether or not dividends on that series are declared payable in the future.

   If the applicable series is entitled to a cumulative dividend, we may not declare, or pay or set aside for payment, a dividend on any other series of preferred stock ranking, as to dividends on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative dividends on the applicable series for all past dividends periods and the then current dividend period. If the applicable series does not have a cumulative dividend, we must declare, and pay or set aside for payment, full dividends for the then current dividend period only. When dividends are not paid, or set aside for payment, in full on any applicable series and the shares of any other series ranking on a parity as to dividends with the applicable series, we must declare, and pay or set aside for payment, all dividends upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid dividends of the several series. For these purposes, accrued and unpaid dividends do not include unpaid dividend periods on noncumulative shares of preferred stock. No interest will be payable in respect of any dividend payment that may be in arrears.

   Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative dividends, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any dividends on common stock or any other equity securities ranking junior to or on a parity with the applicable series as to dividends or upon liquidation. The foregoing restriction does not apply to dividends paid in common stock or other equity securities ranking junior to the applicable series as to dividends and upon liquidation. If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the dividend for the then current period, before declaring dividends on shares of common stock or junior or parity securities. In addition, under the circumstances in which we could not declare a dividend, we may not redeem, purchase or otherwise acquire for any consideration any shares of common stock or other parity or junior equity securities, except upon conversion into or exchange for shares of common stock or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.

   We will credit any dividend payment made on an applicable series first against the earliest accrued but unpaid dividend due with respect to the series.

Redemption

   We may have the right or may be required to redeem one or more series of preferred stock, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

   If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the

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

redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of our issuance of capital stock, the terms of the preferred stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock will automatically and mandatorily be converted into shares of capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

   The applicable prospectus supplement will describe the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of shares of our common stock or any other shares of capital stock ranking junior to the applicable series, in the distribution of assets upon any liquidation the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid dividends include only the then current dividend period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of shares of preferred stock, our remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the preferred stock upon liquidation, according to their rights and preferences.

   If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series and the corresponding amounts payable on all shares of capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

Voting Rights

   Holders of shares of preferred stock will not have any voting rights, except as otherwise from time to time required by law or as specified in the applicable prospectus supplement.

   As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a series of preferred stock, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

   We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred stock into shares of common stock or any other class or series of shares of capital stock. The terms will include the number of shares of common stock or other securities into which the shares of preferred stock are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

   We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred stock for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred stock. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged.

                   DESCRIPTION OF OUTSTANDING CAPITAL STOCK

   The summary of the terms of our outstanding common stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended from time to time, and our Third Amended and Restated Bylaws, as amended and/or restated from time to time, each of which is incorporated herein by reference. You should read our Certificate of Incorporation and our Third Amended and Restated Bylaws for additional information before you purchase any of our capital stock.

   Our Certificate of Incorporation provides that we may issue up to 190,000,000 shares of stock, consisting of 180,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of May 31, 2002, 69,077,781 shares of common stock and no shares of preferred stock were issued and outstanding.

   All shares of common stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of capital stock and to certain provisions of our Certificate of Incorporation, holders of shares of common stock are entitled to receive distributions if, as and when authorized and declared by the Board of Directors out of assets legally available therefor and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities. We currently expect to make quarterly distributions, and from time to time we may make additional distributions.

   Holders of shares of common stock have no conversion, sinking fund, redemption or preemptive rights to subscribe for any of our securities. Subject to certain provisions of our Certificate of Incorporation, shares of common stock have equal distribution, liquidation and other rights.

   In order to preserve our ability to maintain REIT status, our Certificate of Incorporation provides that if a person acquires beneficial ownership of greater than 9% of our outstanding stock, the shares that are beneficially owned in excess of such 9% limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by our Board of Directors. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. We have the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the shares, or (2) the market price on the date we buy the shares. We may defer payment of the purchase price for the excess shares for up to five years. If we do not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of the Board of Directors. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original price for such excess shares; any additional amounts are payable to the beneficiary of the trust. Certain holders who owned common stock in excess of the foregoing limits on the date of the 1998 Spin Off, are not subject to the general ownership limits applicable to other stockholders. Such holders are generally permitted to own up to the same percentage of common stock that was owned on the date of the 1998 Spin Off, provided such ownership does not jeopardize our status as a REIT. The Board of Directors may grant waivers from the excess share limitations.

   We have issued Preferred Stock Purchase Rights (the "Rights") under a Rights Agreement, dated July 20, 1993, as amended, with National City Bank as the Rights Agent. The Rights have certain anti-takeover effects and are intended to cause substantial dilution to a person or group that attempts to acquire us without the approval of our Board of Directors. For more information on the Rights, see Note 13 of the Notes to the Consolidated Financial Statements incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2001.

                       DESCRIPTION OF DEPOSITARY SHARES

   This section describes the general germs and provisions of shares of preferred stock represented by depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

   We have summarized in this section certain terms and provisions of the deposit agreement, the depositary shares and the receipts representing depositary shares. The summary is not complete. You should read the forms of deposit agreement and depositary receipt that we will file with the SEC at or before the time of the offering of the depositary shares for additional information before you buy any depositary shares.

General

   We may, at our option, elect to offer fractional interests in shares of preferred, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the shares of preferred stock represented by those depositary shares.

   Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions

   A depositary will be required to distribute all dividends or other cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

   If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

   Depositary shares that represent shares of preferred stock converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of shares of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

   You may receive the number of whole shares of your series of preferred stock and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

   If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

   After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Underlying Shares of Preferred Stock

   Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to how the holder's depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Liquidation Preference

   Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Shares of Preferred Stock

   The depositary shares will not themselves be convertible into or exchangeable for shares of common stock or preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

   As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred stock. In addition:

  . no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of shares of preferred stock in exchange for depositary shares provided in the deposit agreement;

  . the tax basis of each share of preferred stock to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for shares of preferred stock; and

  . if you held the depositary shares as a capital asset at the time of the exchange for shares of preferred stock, the holding period for shares of the preferred stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

   We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

   Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

  .   all depositary shares have been redeemed;

  . there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

  . each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

   We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

   A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

   A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related shares of preferred stock. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice.

   Neither a depositary nor our company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

   If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

                            DESCRIPTION OF WARRANTS

   This section describes the general terms and provisions of the warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

   We have summarized in this section certain terms and provisions of the warrant agreement and the warrants. The summary is not complete. You should read the forms of warrant and warrant agreement that we will file with the SEC at or before the time of the offering of the applicable series of warrants for additional information before you buy any warrants.

   We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares, common stock or trust preferred shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

   In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

  .   the offering price;

  .   the number of warrants offered;

  .   the securities underlying the warrants;

  . the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  .   the date on which the warrants will expire;

  .   federal income tax consequences;

  .   the rights, if any, we have to redeem the warrants;

  .   the name of the warrant agent; and

  .   the other terms of the warrants.

   Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities underlying the warrants and will not be entitled to payments made to holders of those securities.

   The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date may not be altered without the consent of the holder of each warrant.

                             PLAN OF DISTRIBUTION

   We, Ventas Realty, Ventas LLC and/or Ventas Capital may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

  .   the terms of the offering;

  .   the names of any underwriters or agents;

  .   the name or names of any managing underwriter or underwriters;

  .   the purchase price or initial public offering price of the securities;

  .   the net proceeds from the sale of the securities;

  .   any delayed delivery arrangements;

  . any underwriting discounts, commissions and other items constituting underwriters' compensation;

  .   any initial public offering price;

  .   any discounts or concessions allowed or reallowed or paid to dealers; and

  .   any commissions paid to agents.

Sale Through Underwriters or Dealers

   If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

   In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

   Some or all of the securities that we, Ventas Realty, Ventas LLC and/or Ventas Capital offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we, Ventas Realty, Ventas LLC and/or Ventas Capital sell securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

   If dealers are used in the sale of securities, we, Ventas Realty, Ventas LLC and/or Ventas Capital will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

   We, Ventas Realty, Ventas LLC and/or Ventas Capital may sell the securities directly. In this case, no underwriters or agents would be involved. We, Ventas Realty, Ventas LLC and/or Ventas Capital may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

   We, Ventas Realty, Ventas LLC and/or Ventas Capital may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

   Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act of 1933.

Delayed Delivery Contracts

   If we so indicate in the prospectus supplement, we, Ventas Realty, Ventas LLC and/or Ventas Capital may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

   We, Ventas Realty, Ventas LLC and/or Ventas Capital may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us, Ventas Realty, Ventas LLC and/or Ventas Capital in the ordinary course of their businesses.

   Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

                      VALIDITY OF THE OFFERED SECURITIES

   Willkie Farr & Gallagher, New York, New York will issue an opinion for us about the legality of the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

   The consolidated financial statements (including the schedules incorporated by reference in such consolidated financial statements) of Ventas, Inc. at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus and the registration statement of which this prospectus is a part have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, incorporated by reference herein. The financial statements referred to above are incorporated by reference in this prospectus and such registration statement in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 to register the securities being offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about us, Ventas Realty, Ventas LLC and Ventas Capital and the securities offered in this prospectus, you should refer to the registration statement and its exhibits.

   Our SEC filings are available on the SEC's Web site at www.sec.gov. You also may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. You can also obtain information about us from the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                          INCORPORATION BY REFERENCE

   We are incorporating by reference in the prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference our documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement of which this prospectus is a part and before the effective date of the registration statement or after the date of such initial registration statement until all of the securities offered under this prospectus are sold.

  .   Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

  .   Quarterly Report on Form 10-Q for the quarter ended March 31, 2002; and

  . Current reports on Forms 8-K filed January 2, 2002, January 3, 2002, January 31, 2002, April 3, 2002, April 15, 2002, April 18, 2002, April
      24, 2002, May 16, 2002, May 24, 2002 (other than with respect to the information reported under Item 9 of that report), June 5, 2002 and June 19, 2002.

   You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                              General Counsel
                              Ventas, Inc.
                              4360 Brownsboro Road
                              Suite 115
                              Louisville, Kentucky 40207
                              (502) 357-9000

   You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

   Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

           Registration Fee under Securities Act of 1933 $   69,000
           Blue Sky Fees and Expenses...................     25,000*
           Legal Fees and Expenses......................    250,000*
           Accounting Fees and Expenses.................    250,000*
           Printing and Engraving.......................    250,000*
           Rating Agencies Fees.........................     60,000*
           Trustee Fees (including counsel fees)........     20,000*
           Miscellaneous Fees and Expenses..............     76,000*
                                                         ----------
                  Total................................. $1,000,000*
                                                         ==========

--------
 * Estimated and subject to future contingencies

Item 15. Indemnification of Directors and Officers

Ventas, Inc.

   Section 145 of the Delaware General Corporation Law (the "DGCL") empowers us to, and Article IX of our Certificate of Incorporation provides that we will, indemnify any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") because he or she is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him or her in connection with such Proceeding. We may provide by action of our Board of Directors through agreement, resolution or by a provision in our Third Amended and Restated Bylaws, indemnification of our employees and agents with substantially the same scope and effect as the indemnification provided in Article IX of our Certificate of Incorporation.

   Expenses incurred by such a person in his or her capacity as one of our directors or officers (and not in any other capacity in which service was or is rendered by such person while a director or officer) in defending a Proceeding may be paid by us in advance of the final disposition of such Proceeding as authorized by the Board of Directors in a specific case upon receipt of an undertaking by or on behalf of that person to repay such amounts unless it is ultimately determined that that person is entitled to be indemnified by us as authorized by the General Corporation Law of the State of Delaware. Expenses incurred by a person in any capacity other than one of our officers or directors may be paid in advance of the final disposition of a Proceeding on such terms and conditions, if any, as the Board of Directors deems appropriate.

   Pursuant to Section 102(b)(7) of the DGCL, our Certificate of Incorporation, as amended, eliminates certain liability of our directors for breach of their fiduciary duty of care. Article VIII of the Certificate of Incorporation provides that neither we nor our stockholders may recover monetary damages from our directors for breach of the duty of care in the performance of their duties as our directors. Article VIII does not, however, eliminate the liability of our directors (i) for a breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful distributions), or (iv) for any improper personal benefit.

   The indemnification provided for by Article IX of our Certificate of Incorporation is a contract right and continues as to persons who cease to be directors, officers, employees or agents and inures to the benefit of the heirs, executors and administrators of such persons. No amendment to our Certificate of Incorporation or repeal of any article thereof increases the liability of any of our directors or officers for acts or omissions of such persons occurring prior to such amendment or repeal.

   The right to indemnification conferred by Article IX of our Certificate of Incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his or her official capacity and in any other capacity while holding such office.

   We may purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, trustee, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not we would have the power or be obligated to indemnify him or her against such liability under the provisions of Article IX of our Certificate of Incorporation or the General Corporation Law of the State of Delaware.

   We currently have in effect officers and directors liability insurance policies. These policies cover any negligent act, error or omission of a director or officer, subject to certain exclusions. The limit of liability under the policies is $60,000,000 in the aggregate annually for coverages in excess of deductibles.

Ventas Realty, Limited Partnership

   Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions in its partnership agreement, if any, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsover.

   Section 9.5 of Ventas Realty's Limited Partnership Agreement provides that Ventas Realty will indemnify and hold the officers, employees, agents and representatives of the partnership, its general partner, and each of the trustees, officers, employees, agents, and representatives of its general partner harmless from any loss or damage, including without limitation reasonable legal fees and court costs, incurred by it or any of them by reason of anything it or any of them may do or refrain from doing for and on behalf of Ventas Realty or in connection with its business or affairs; provided, however, that Ventas Realty will not be required to indemnify any of its officers, employees, agents and representatives, its general partner or any of the trustees, officers, employees, agents, and representatives of its general partner for any loss or damage which it might incur as a result of fraud, willful misconduct or gross negligence committed by any such person in the performance of their duties under the Limited Partnership Agreement. Ventas Realty's indemnification obligations under the Limited Partnership Agreement continue and are unaffected in respect of any other person which or who shall not have committed such fraud, willful misconduct or gross negligence. The indemnification provision under the Limited Partnership Agreement does not relieve the general partner of its proportionate share of the obligations of Ventas Realty in its capacity as a partner thereof.

   Section 9.5 of Ventas Realty's Limited Partnership Agreement also provides that its general partner will be entitled to reimbursement from Ventas Realty for any amounts the general partner pays in satisfaction of indemnification obligations owed by Ventas Realty's general partner to present or former trustees, officers, employees, agents or representatives of such general partner or its predecessors, or other persons indemnified by such general partner, as provided for in or pursuant to the Declaration of Trust and By-Laws of Ventas Realty's general partner or otherwise.

   The right to indemnification set forth in Section 9.5 of Ventas Realty's Limited Partnership Agreement is in addition to any rights to which the person or entity seeking indemnification may otherwise be entitled and inures to the benefit of the successors and assigns of any such person or entity.

   None of Ventas Realty's partners are personally liable with respect to any claim for indemnification pursuant to Section 9.5 of the Limited Partnership Agreement and such claims will be satisfied solely out of assets of Ventas Realty.

   Section 9.4 of Ventas Realty's Limited Partnership Agreement provides that its general partner will not be liable or accountable, in damages or otherwise, to Ventas Realty or to any of its partners for any error of judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing hereafter in connection with the business and affairs of Ventas Realty except
(i) in the case of fraud, willful misconduct (such as an intentional breach of fiduciary duty or an intentional breach of the Limited Partnership Agreement) or gross negligence, and (ii) for other breaches of the Limited Partnership Agreement.

   Officers and directors of Ventas Realty are covered under the same liability insurance policies described under "--Ventas, Inc." above.

Ventas Capital Corporation

   Section 145 of the DGCL empowers Ventas Capital to, and Paragraph 10 of its Certificate of Incorporation provides that Ventas Capital will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Ventas Capital) by reason of the fact that the person is or was a director, officer, employee or agent of Ventas Capital, or is or was serving at the request of Ventas Capital as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Ventas Capital, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under Paragraph 10 of Ventas Capital's Certificate of Incorporation, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of Ventas Capital, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

   Also pursuant to Paragraph 10 of its Certificate of Incorporation, Ventas Capital will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Ventas Capital to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of Ventas Capital, or is or was serving at the request of Ventas Capital as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Ventas Capital; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Ventas Capital unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of Ventas Capital) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by Ventas Capital in advance of the final disposition of such action, suit or proceeding as authorized by Ventas Capital's board or directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Ventas Capital as authorized by Paragraph 10 of its Certificate of Incorporation.

   Pursuant to Section 102(b)(7) of the DGCL, Paragraph 10 of Ventas Capital's Certificate of Incorporation provides that no director will be personally liable to Ventas Capital or any stockholder for monetary damages for breach of fiduciary duty as a director. Paragraph 10 of Ventas Capital's Certificate of Incorporation does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Ventas Capital or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful distributions), or (iv) for any transaction from which the director derived an improper personal benefit.

   Paragraph 10 provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Ventas Capital shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

   Neither the amendment nor repeal of Paragraph 10 of Ventas Capital's Certificate of Incorporation, nor the adoption of any provision of its Certificate of Incorporation inconsistent with Paragraph 10, will eliminate or reduce the effect of Paragraph 10 of Ventas Capital's Certificate of Incorporation in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to Paragraph 10 of Ventas Capital's Certificate of Incorporation if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

   The indemnification and other rights set forth in Paragraph 10 of Ventas Capital's Certificate of Incorporation is not exclusive of any provisions with respect thereto in Ventas Capital's By-laws or any other contract or agreement between Ventas Capital and any officer, director, employee or agent of Ventas Capital.

   Pursuant to Section 8 of Ventas Capital's By-Laws, Ventas Capital will indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of Ventas Capital, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

   Officers and directors of Ventas Capital are covered under the same liability insurance policies described under "--Ventas, Inc." above.

Ventas LP Realty, L.L.C.

   Section 18-107 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions in its limited liability company agreement, if any, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsover. Ventas LP Realty's limited liability company agreement does not contain standards or restrictions regarding Ventas LP Realty's power to indemnify and hold harmless any member or manager or other person from and against claims and demands.

   Officers and directors of Ventas LP Realty are covered under the same liability insurance policies described under "--Ventas, Inc." above.

Item 16.  Exhibits

Exhibit
  No.                                                 Description
------- -------------------------------------------------------------------------------------------------------

  1.1   Form of Underwriting Agreement (for Debt Securities).*

  1.2   Form of Underwriting Agreement (for Ventas, Inc. Preferred Stock).*

  1.3   Form of Underwriting Agreement (for Ventas, Inc. Depositary Shares).*

  1.4   Form of Underwriting Agreement (for Ventas, Inc. Common Stock).*

  1.5   Form of Underwriting Agreement (for Ventas, Inc. Warrants).*

  4.1   Certificate of Incorporation of Ventas, Inc., as amended (incorporated herein by reference to Exhibit 3 to Ventas, Inc.'s Form 10-Q for the quarterly period ended September 30, 1995).

  4.2   Certificate of Amendment to Certificate of Incorporation of Ventas, Inc. (incorporated herein by reference to Exhibit 3.1 to Ventas, Inc.'s Form 10-Q for the quarterly period ended June 30, 1998).

  4.3   Third Amended and Restated Bylaws of Ventas, Inc. (incorporated herein by reference to Exhibit 3.2 to Ventas, Inc.'s Form 10-K for the year ended December 31, 1997).

  4.4   Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Ventas,
          Inc.'s Form 10-K for the year ended December 31, 1998).

  4.5   Indenture, dated as of April 17, 2002, among Ventas Realty, Limited Partnership, Ventas Capital
          Corporation, the Guarantors named therein and U.S. Bank National Association, as trustee, relating to the 8 3/4% Senior Notes due 2009 (incorporated herein by reference to Exhibit 99.1 to Ventas,
          Inc.'s Form 8-K filed April 24, 2002).

  4.6   Indenture, dated as of April 17, 2002, among Ventas Realty, Limited Partnership, Ventas Capital
          Corporation, the Guarantors named therein and U.S. Bank National Association, as trustee, relating to the 9% Senior Notes due 2012 (incorporated herein by reference to Exhibit 99.2 to Ventas, Inc.'s
          Form 8-K filed April 24, 2002).

  4.7   Rights Agreement, dated as of July 20, 1993, between Ventas, Inc. and National City Bank, as Rights
          Agent (incorporated herein by reference to Exhibit 1 to Ventas, Inc.'s Registration Statement on
          Form 8-A).

  4.8   First Amendment to Rights Agreement, dated as of August 11, 1995, between Ventas, Inc. and
          National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 2 to Ventas,
          Inc.'s Registration Statement on Form 8-A/A).

  4.9   Second Amendment to Rights Agreement, dated as of February 1, 1998, between Ventas, Inc. and
          National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Ventas,
          Inc.'s Registration Statement on Form 8-A/A).

 4.10   Third Amendment to Rights Agreement, dated as of July 27, 1998, between Ventas, Inc. and National
          City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Ventas, Inc.'s
          Registration Statement on Form 8-A12B/A).

 4.11   Fourth Amendment to Rights Agreement, dated as of April 15, 1999, between Ventas, Inc. and
          National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Ventas,
          Inc.'s Registration Statement on Form 8-A/A).

 4.12   Fifth Amendment to Rights Agreement, dated as of December 15, 1999, between Ventas, Inc. and
          National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Ventas,
          Inc.'s Registration Statement on Form 8-A12B/A).

 4.13   Sixth Amendment to Rights Agreement, dated as of May 22, 2000, between Ventas, Inc. and National
          City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Ventas, Inc.'s
          Registration Statement on Form 8-A/A).

Exhibit
  No.                                                 Description
------- -------------------------------------------------------------------------------------------------------

 4.14   Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated herein by reference to
          Ventas, Inc.'s Registration Statement on Form S-3, Registration No. 333-65642, as amended).

 4.15   Letter Agreement relating to a waiver of the provisions of Article XII of Ventas, Inc.'s Certificate of
          Incorporation in favor of the Baupost Group, LLC, dated February 28, 2001 (incorporated herein by reference to Exhibit 4.4 to Ventas, Inc.'s Form 10-K for the year ended December 31, 2000).

 4.16   Letter Agreement relating to a waiver of the provisions of Article XII of Ventas, Inc.'s Certificate of
          Incorporation in favor of Cohen & Steers Capital Management, Inc., dated May 8, 2000
          (incorporated herein by reference to Exhibit 4.2 to Ventas, Inc.'s Form 10-Q for the quarterly period ended September 30, 2000).

 4.17   Letter Agreement relating to a waiver of the provisions of Article XII of Ventas, Inc.'s Certificate of
          Incorporation in favor of Cohen & Steers Management, Inc., dated February 25, 2002
          (incorporated herein by reference to Exhibit 4.6 to Ventas, Inc.'s Form 10-K for the year ended
          December 31, 2001).

 4.18   Letter Agreement relating to a waiver of the provisions of Article XII of Ventas, Inc.'s Certificate of
          Incorporation in favor of Cramer Rosenthal & McGlynn, LLC, dated February 14, 2001
          (incorporated herein by reference to Exhibit 4.7 to Ventas, Inc.'s Form 10-K for the year ended
          December 31, 2000).

 4.19   Form of Senior Indenture.*

 4.20   Form of Subordinated Indenture.*

 4.21   Form of Certificate of Designation for Ventas, Inc. Preferred Stock (together with Form of Preferred
          Stock Certificate)*

 4.22   Form of Deposit Agreement, including form of Ventas, Inc. Depositary Receipt for Ventas, Inc.
          Depositary Shares.*

 4.23   Form of Warrant Agreement, including form of Ventas, Inc. Warrant.*

 4.24   Form of Senior Debt Security*

 4.25   Form of Subordinated Debt Security*

 4.26   Form of Ventas Realty, Limited Partnership and Ventas Capital Corporation Senior Debt Security*

  5.1   Opinion of Willkie Farr & Gallagher.*

 12.1   Statement Regarding Computation of Earnings to Fixed Charges and Preferred Stock Dividends.

 23.1   Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5.1).*

 23.2   Consent of Ernst & Young LLP.

 24.1   Powers of Attorney (included on the signature pages hereto).

 25.1   Statement of Eligibility of Trustee on Form T-1 relating to the 8 3/4% Senior Notes due 2009 and related guarantees under the Indenture, dated as of April 17, 2002, among Ventas Realty, Limited
          Partnership, Ventas Capital Corporation, the Guarantors named therein and U.S. Bank National
          Association, as trustee (incorporated herein by reference to Exhibit 25.1 to the Registration
          Statement on Form S-4 of Ventas, Inc., Ventas Realty, Limited Partnership, Ventas Capital
          Corporation and Ventas LP Realty, L.L.C.).

Exhibit
  No.                                               Description
------- ----------------------------------------------------------------------------------------------------

 25.2   Statement of Eligibility of Trustee on Form T-1 relating to the 9% Senior Notes due 2012 and related guarantees under the Indenture, dated as of April 17, 2002, among Ventas Realty, Limited
          Partnership, Ventas Capital Corporation, the Guarantors named therein and U.S. Bank National
          Association, as trustee (incorporated herein by reference to Exhibit 25.2 to the Registration
          Statement on Form S-4 of Ventas, Inc., Ventas Realty, Limited Partnership, Ventas Capital
          Corporation and Ventas LP Realty, L.L.C.).

 25.3   Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture.*

 25.4   Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture.*

--------
 * To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

Item 17.  Undertakings

   (a) The undersigned Registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

   provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrants hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the annual reports of Ventas, Inc. pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange of 1934 that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a trustee, director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in such the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   (d) The undersigned Registrants hereby undertake that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
   (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

      (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 19th day of June, 2002.

                                          VENTAS, INC.

                                              By: /s/ Debra A. Cafaro
                                                  -----------------------------
                                                  Name: Debra A. Cafaro
                                                  Title:  Chief Executive
                                                  Officer and President

                               POWER OF ATTORNEY

   The undersigned officers and directors of Ventas, Inc., hereby severally constitute and appoint Debra A. Cafaro, T. Richard Riney and John C. Thompson, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                        Title                  Date
          ---------                        -----                  ----

   /s/ Douglas Crocker, II     Director                       June 19, 2002
-----------------------------
     Douglas Crocker, II

     /s/ Jay M. Gellert        Director                       June 19, 2002
-----------------------------
       Jay M. Gellert

     /s/ Ronald G. Geary       Director                       June 19, 2002
-----------------------------
       Ronald G. Geary

     /s/ Gary W. Loveman
-----------------------------  Director                       June 19, 2002
       Gary W. Loveman

   /s/ Sheli Z. Rosenberg      Director                       June 19, 2002
-----------------------------
     Sheli Z. Rosenberg

    /s/ W. Bruce Lunsford      Chairman of the Board and      June 19, 2002
-----------------------------    Director
      W. Bruce Lunsford

     /s/ Debra A. Cafaro       Chief Executive Officer,       June 19, 2002
-----------------------------    President and
       Debra A. Cafaro           Director (Principal
                                 Executive Officer/Principal
                                 Financial Officer)

      /s/ Mary L. Smith        Principal Accounting Officer   June 19, 2002
-----------------------------
        Mary L. Smith

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 19th day of June, 2002.

                                          VENTAS REALTY, LIMITED PARTNERSHIP

                                          By:  VENTAS, INC., its General Partner


                                              By: /s/ Debra A. Cafaro
                                                  -----------------------------
                                                  Name: Debra A. Cafaro
                                                  Title:  President and Chief
                                                  Executive Officer

                               POWER OF ATTORNEY

   The undersigned officers and directors of Ventas, Inc., the General Partner of Ventas Realty, Limited Partnership, hereby severally constitute and appoint Debra A. Cafaro, T. Richard Riney and John C. Thompson, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Title                    Date
          ---------                           -----                    ----

  /s/  Douglas Crocker, II     Director of Ventas, Inc., corporate June 19, 2002
-----------------------------    general partner of Ventas Realty,
     Douglas Crocker, II         Limited Partnership

     /s/  Jay M. Gellert       Director of Ventas, Inc., corporate June 19, 2002
-----------------------------    general partner of Ventas Realty,
       Jay M. Gellert            Limited Partnership

    /s/  Ronald G. Geary       Director of Ventas, Inc., corporate June 19, 2002
-----------------------------    general partner of Ventas Realty,
       Ronald G. Geary           Limited Partnership

    /s/  Gary W. Loveman       Director of Ventas, Inc., corporate June 19, 2002
-----------------------------    general partner of Ventas Realty,
       Gary W. Loveman           Limited Partnership

          Signature                            Title                      Date
          ---------                            -----                      ----

   /s/  Sheli Z. Rosenberg     Director of Ventas, Inc., corporate    June 19, 2002
-----------------------------    general partner of Ventas Realty,
     Sheli Z. Rosenberg          Limited Partnership

   /s/  W. Bruce Lunsford      Chairman of the Board and Director of  June 19, 2002
-----------------------------    Ventas, Inc., corporate general
      W. Bruce Lunsford          partner of Ventas Realty, Limited
                                 Partnership

    /s/  Debra A. Cafaro       Chief Executive Officer, President and June 19, 2002
-----------------------------    Director (Principal Executive
       Debra A. Cafaro           Officer/Principal Financial Officer)
                                 of Ventas, Inc., corporate general
                                 partner of Ventas Realty, Limited
                                 Partnership

     /s/  Mary L. Smith        Principal Accounting Officer of        June 19, 2002
-----------------------------    Ventas, Inc., corporate general
        Mary L. Smith            partner of Ventas Realty, Limited
                                 Partnership

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville and the Commonwealth of Kentucky, on the 19th day of June, 2002.

                                          VENTAS CAPITAL CORPORATION

                                              By: /s/  Debra A. Cafaro
                                                  -----------------------------
                                                  Name:  Debra A. Cafaro
                                                  Title: President and Chief
                                                         Executive Officer

                               POWER OF ATTORNEY

   The undersigned officers and directors of Ventas Capital Corporation, hereby severally constitute and appoint Debra A. Cafaro, T. Richard Riney and John C. Thompson, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                          Title                      Date
       ---------                          -----                      ----

  /s/  Debra A. Cafaro    President, Chief Executive Officer and June 19, 2002
------------------------    Director (Principal Executive
    Debra A. Cafaro         Officer/Principal Financial Officer)

 /s/  T. Richard Riney    Director                               June 19, 2002
------------------------
    T. Richard Riney

 /s/  John C. Thompson    Director                               June 19, 2002
------------------------
    John C. Thompson

   /s/  Mary L. Smith     Principal Accounting Officer           June 19, 2002
------------------------
     Mary L. Smith

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, the Commonwealth of Kentucky, on the 19th day of June, 2002.

                                          VENTAS LP REALTY, L.L.C.

                                          By:  VENTAS, INC., its Sole Member


                                              By: /s/  Debra A. Cafaro
                                                  -----------------------------
                                                  Name: Debra A. Cafaro
                                                  Title:  President and Chief
                                                  Executive Officer

                               POWER OF ATTORNEY

   The undersigned officers and directors of Ventas, Inc., the Sole Member of Ventas L. P. Realty, L.L.C., hereby severally constitute and appoint Debra A. Cafaro, T. Richard Riney and John C. Thompson, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                          Title                     Date
       ---------                          -----                     ----

/s/  Douglas Crocker, II  Director of Ventas, Inc., the Sole    June 19, 2002
------------------------    Member of Ventas LP Realty, L.L.C.
  Douglas Crocker, II

  /s/  Jay M. Gellert     Director of Ventas, Inc., the Sole    June 19, 2002
------------------------    Member of Ventas LP Realty, L.L.C.
     Jay M. Gellert

  /s/  Ronald G. Geary    Director of Ventas, Inc., the Sole    June 19, 2002
------------------------    Member of Ventas LP Realty, L.L.C.
    Ronald G. Geary

  /s/  Gary W. Loveman    Director of Ventas, Inc., the Sole    June 19, 2002
------------------------    Member of Ventas LP Realty, L.L.C.
    Gary W. Loveman

/s/  Sheli Z. Rosenberg   Director of Ventas, Inc., the Sole    June 19, 2002
------------------------    Member of Ventas LP Realty, L.L.C.
   Sheli Z. Rosenberg

 /s/  W. Bruce Lunsford   Chairman of the Board and Director of June 19, 2002
------------------------    Ventas, Inc., the Sole Member of
   W. Bruce Lunsford        Ventas LP Realty, L.L.C.

       Signature                          Title                      Date
       ---------                          -----                      ----

  /s/  Debra A. Cafaro    Chief Executive Officer, President and June 19, 2002
------------------------    Director (Principal Executive
    Debra A. Cafaro         Officer/Principal Financial Officer)
                            of Ventas, Inc., the Sole Member of
                            Ventas LP Realty, L.L.C.

   /s/  Mary L. Smith     Principal Accounting Officer of        June 19, 2002
------------------------    Ventas, Inc., the Sole Member of
     Mary L. Smith          Ventas LP Realty, L.L.C.

                                 EXHIBIT INDEX

Exhibit
  No.                                                 Description
------- -------------------------------------------------------------------------------------------------------

  1.1   Form of Underwriting Agreement (for Debt Securities).*

  1.2   Form of Underwriting Agreement (for Ventas, Inc. Preferred Stock).*

  1.3   Form of Underwriting Agreement (for Ventas, Inc. Depositary Shares).*

  1.4   Form of Underwriting Agreement (for Ventas, Inc. Common Stock).*

  1.5   Form of Underwriting Agreement (for Ventas, Inc. Warrants).*

  4.1   Certificate of Incorporation of Ventas, Inc., as amended (incorporated herein by reference to Exhibit 3 to Ventas, Inc.'s Form 10-Q for the quarterly period ended September 30, 1995).

  4.2   Certificate of Amendment to Certificate of Incorporation of Ventas, Inc. (incorporated herein by reference to Exhibit 3.1 to Ventas, Inc.'s Form 10-Q for the quarterly period ended June 30, 1998).

  4.3   Third Amended and Restated Bylaws of Ventas, Inc. (incorporated herein by reference to Exhibit 3.2 to Ventas, Inc.'s Form 10-K for the year ended December 31, 1997).

  4.4   Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Ventas,
          Inc.'s Form 10-K for the year ended December 31, 1998).

  4.5   Indenture, dated as of April 17, 2002, among Ventas Realty, Limited Partnership, Ventas Capital
          Corporation, the Guarantors named therein and U.S. Bank National Association, as trustee, relating to the 8 3/4% Senior Notes due 2009 (incorporated herein by reference to Exhibit 99.1 to Ventas,
          Inc.'s Form 8-K filed April 24, 2002).

  4.6   Indenture, dated as of April 17, 2002, among Ventas Realty, Limited Partnership, Ventas Capital
          Corporation, the Guarantors named therein and U.S. Bank National Association, as trustee, relating to the 9% Senior Notes due 2012 (incorporated herein by reference to Exhibit 99.2 to Ventas, Inc.'s
          Form 8-K filed April 24, 2002).

  4.7   Rights Agreement, dated as of July 20, 1993, between Ventas, Inc. and National City Bank, as Rights
          Agent (incorporated herein by reference to Exhibit 1 to Ventas, Inc.'s Registration Statement on
          Form 8-A).

  4.8   First Amendment to Rights Agreement, dated as of August 11, 1995, between Ventas, Inc. and
          National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 2 to Ventas,
          Inc.'s Registration Statement on Form 8-A/A).

  4.9   Second Amendment to Rights Agreement, dated as of February 1, 1998, between Ventas, Inc. and
          National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Ventas,
          Inc.'s Registration Statement on Form 8-A/A).

 4.10   Third Amendment to Rights Agreement, dated as of July 27, 1998, between Ventas, Inc. and National
          City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Ventas, Inc.'s
          Registration Statement on Form 8-A12B/A).

 4.11   Fourth Amendment to Rights Agreement, dated as of April 15, 1999, between Ventas, Inc. and
          National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Ventas,
          Inc.'s Registration Statement on Form 8-A/A).

 4.12   Fifth Amendment to Rights Agreement, dated as of December 15, 1999, between Ventas, Inc. and
          National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Ventas,
          Inc.'s Registration Statement on Form 8-A12B/A).

 4.13   Sixth Amendment to Rights Agreement, dated as of May 22, 2000, between Ventas, Inc. and National
          City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to Ventas, Inc.'s
          Registration Statement on Form 8-A/A).

Exhibit
  No.                                                 Description
------- -------------------------------------------------------------------------------------------------------

 4.14   Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated herein by reference to
          Ventas, Inc.'s Registration Statement on Form S-3, Registration No. 333-65642, as amended).

 4.15   Letter Agreement relating to a waiver of the provisions of Article XII of Ventas, Inc.'s Certificate of
          Incorporation in favor of the Baupost Group, LLC, dated February 28, 2001 (incorporated herein by reference to Exhibit 4.4 to Ventas, Inc.'s Form 10-K for the year ended December 31, 2000).

 4.16   Letter Agreement relating to a waiver of the provisions of Article XII of Ventas, Inc.'s Certificate of
          Incorporation in favor of Cohen & Steers Capital Management, Inc., dated May 8, 2000
          (incorporated herein by reference to Exhibit 4.2 to Ventas, Inc.'s Form 10-Q for the quarterly period ended September 30, 2000).

 4.17   Letter Agreement relating to a waiver of the provisions of Article XII of Ventas, Inc.'s Certificate of
          Incorporation in favor of Cohen & Steers Management, Inc., dated February 25, 2002 (incorporated herein by reference to Exhibit 4.6 to Ventas, Inc.'s Form 10-K for the year ended December 31,
          2001).

 4.18   Letter Agreement relating to a waiver of the provisions of Article XII of Ventas, Inc.'s Certificate of
          Incorporation in favor of Cramer Rosenthal & McGlynn, LLC, dated February 14, 2001
          (incorporated herein by reference to Exhibit 4.7 to Ventas, Inc.'s Form 10-K for the year ended
          December 31, 2000).

 4.19   Form of Senior Indenture.*

 4.20   Form of Subordinated Indenture.*

 4.21   Form of Certificate of Designation for Ventas, Inc. Preferred Stock (together with Form of Preferred
          Stock Certificate).*

 4.22   Form of Deposit Agreement, including form of Ventas, Inc. Depositary Receipt for Ventas, Inc.
          Depositary Shares.*

 4.23   Form of Warrant Agreement, including form of Ventas, Inc. Warrant.*

 4.24   Form of Senior Debt Security.*

 4.25   Form of Subordinated Debt Security.*

 4.26   Form of Ventas Realty, Limited Partnership and Ventas Capital Corporation Senior Debt Security.*

  5.1   Opinion of Willkie Farr & Gallagher.*

 12.1   Statement Regarding Computation of Earnings to Fixed Charges and Preferred Stock Dividends.

 23.1   Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5.1).*

 23.2   Consent of Ernst & Young LLP.

 24.1   Powers of Attorney (included on the signature pages hereto).

 25.1   Statement of Eligibility of Trustee on Form T-1 relating to the 8 3/4% Senior Notes due 2009 and related guarantees under the Indenture, dated as of April 17, 2002, among Ventas Realty, Limited
          Partnership, Ventas Capital Corporation, the Guarantors named therein and U.S. Bank National
          Association, as trustee (incorporated herein by reference to Exhibit 25.1 to the Registration
          Statement on Form S-4 of Ventas, Inc., Ventas Realty, Limited Partnership, Ventas Capital
          Corporation and Ventas LP Realty, L.L.C.).

Exhibit
  No.                                               Description
------- ----------------------------------------------------------------------------------------------------

 25.2   Statement of Eligibility of Trustee on Form T-1 relating to the 9% Senior Notes due 2012 and related guarantees under the Indenture, dated as of April 17, 2002, among Ventas Realty, Limited
          Partnership, Ventas Capital Corporation, the Guarantors named therein and U.S. Bank National
          Association, as trustee (incorporated herein by reference to Exhibit 25.2 to the Registration
          Statement on Form S-4 of Ventas, Inc., Ventas Realty, Limited Partnership, Ventas Capital
          Corporation and Ventas LP Realty, L.L.C.).

 25.3   Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture.*

 25.4   Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture.*

--------
 * To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.